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                                                                   EXHIBIT 99.3


                           KOS PHARMACEUTICALS, INC.

                            AUDIT COMMITTEE CHARTER

                              Revised May 1, 2003

I.       PURPOSE

         A. The purpose of the Audit Committee is to (1) oversee the accounting and financial reporting processes of the Company,
                  (2) oversee the audits of the financial statements of the Company, and (3) ensure the quality and integrity of those processes and statements.

II.      COMPOSITION

         A. The membership of the Audit Committee shall consist of at least three (3) independent members of the Board of Directors, who shall serve at the Board's pleasure.

         B. All of the members of the Audit Committee must meet the independence requirements of Rule 4200(a) and Rule 4350(d)(1)(A) of the Nasdaq Stock Market, Inc. ("Nasdaq"),
                  Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission") and such other requirements as may be adopted by Nasdaq and the Commission from time to time.

         C. The members of the Audit Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. At least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being of having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

         D. Audit Committee members and the Audit Committee chairman shall be designated annually by the Board of Directors.

III.     MEETINGS

         A. The Audit Committee shall meet at any time and from time to time, when and as determined in its discretion, but not less frequently than quarterly. The Committee may ask members of management or others


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                  to attend any meeting and provide pertinent information as necessary. The Committee shall report to the Board at least annually as to the state of the Company's system of financial controls and the work of the independent accountants engaged by the Company. Moreover, the Committee shall decide what additional reports of its meetings, actions and recommendations are to be made to the Board of Directors, and shall make such reports.

IV.      AUTHORITY AND RESPONSIBILITY

The Committee has the authority and responsibility for:

         A. The appointment, replacement, determination of funding for, and oversight of the independent accountant employed to conduct the annual audit of the Company's financial statements, including resolutions of disagreements between the independent accountants and management. The independent auditor shall report directly to the Audit Committee.

         B. The pre-approval of auditing services and permitted non-auditing services to be performed by the independent auditor, subject to the de minimus exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit and the disclosures required to be included in Commission filings with respect to the non-audit services provided by the auditor.

         C. The formation of and delegation of authority to subcommittees comprised of one or more Audit Committee members, including the authority to grant pre-approvals of audit and non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

         D. The engagement of and funding for independent legal, accounting or other advisors as the Audit Committee determines is appropriate or necessary.

         E. The establishment of policies and procedures for the receipt, retention, and treatment of accounting complaints received by the Company about accounting, internal accounting controls and auditing matters and the confidential, anonymous submission of employee concerns about questionable auditing or accounting matters.


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         F.       The receipt of a formal written statement delineating all
                  relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1.

         G. Engaging in dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor.

         H.       Ensuring the independence of the independent auditor by:

                  - Obtaining and reviewing a report from the independent auditor at least annually regarding the independent auditor's internal quality control procedures and all relationships between the independent auditor and the Company.

                  - Ensuring the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required Section 10A(j) of the Exchange Act and the Commission rules promulgated thereunder.

                  - Ensuring the Company's policy of hiring employees or former employees of the Company's auditor is in compliance with Section 10A(l) of the Exchange Act and the Commission rules promulgated thereunder.

         I. The preparation and approval of the audit committee report required by the Commission to be included in the Company's proxy statement.

         J.       The oversight of traditional audit functions.

         K. The oversight of the external audit coverage, including engagement letters, timing of accountant's visits, coordination with the Company's internal auditing functions, monitoring of audit results, and review of the independent accountant's performance.

         L. The review with management and the independent accountant at the completion of the quarterly or annual examination of:

                  - The Company's annual audited financial statements and footnotes.

                  - The Company's quarterly unaudited financial statements and footnotes.


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                  -        Any significant reporting or operational issues
                           affecting the financial statements that were discussed during the accounting period and, if so, how they were resolved.

                  - Any significant changes that were required in the independent accountant's audit plan.

                  - Management representations given to the independent accountant.

                  - Any serious difficulties or disputes with management encountered during the course of the audit.

                  - Other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards ("GAAP").

                  - Management's discussion and analysis of financial results section of the annual report.

                  -        The Company's audit controls.

                  -        The Company's disclosure controls and procedures.

         M. The review of quarterly reports from the independent auditors on:

                  - all critical accounting policies and practices used by the Company;

                  - all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

                  -        the assessment of the Company's audit controls; and

                  - other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

         N. Overseeing the CEO and CFO to ensure that they are meeting their obligations under the certification requirements of
                  Section 302 and 906 of the Sarbanes-Oxely Act, and reviewing the CEO's and CFO's evaluations of the Company's disclosure controls and procedures.

         O. Reviewing the report from the CEO and CFO disclosing to the Audit Committee and the outside auditor:


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                  -        all significant deficiencies in the design or
                           operation of internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data; and

                  - any fraud, whether material or not, that involves management or other employees who have a significant role in the Company's internal controls.

         P. Assessing the impact of significant regulatory changes and accounting or reporting developments proposed by the Financial Accounting Standards Board or the Commission or any other significant developments that may have an impact on matters within the scope of the Board of Directors or Audit Committee's authority as presented by reports from management, the independent accountant and the internal auditor.

         Q. Reviewing all programs that management has established to monitor compliance with its code of ethics and conduct for directors, officers, and employees, including senior financial officers of the Company.

         R. Reviewing and approving all changes to the Company's code of ethics and the disclosures on Form 8-K regarding such changes.

         S. Reviewing with management the Company's earnings releases, including the use of non-GAAP financial information.

         T. Reviewing with management all material off-balance sheet transactions, arrangements, obligations, and other relationships of the Company with persons that may have a material effect on the Company's financial condition.

         U. Meeting with the Company's legal counsel to discuss legal and regulatory matters that may have a significant impact on the Company, including those that may affect its financial reporting, auditing procedures, and compliance policies and programs, and discuss any other matters that counsel and the Audit Committee deem relevant.

         V. Reviewing current and pending litigation or regulatory proceedings bearing on corporate governance in which the Company is a party.

         W. Reviewing in-house policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the Company's internal auditor or the independent accountant.


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         X.       Reviewing internal information and reporting systems to
                  ensure that senior management and the Board review timely and accurate information that is sufficient to enable officers and directors to reach informed judgments concerning the Company's business performance and its compliance with laws, regulations, and corporate ethics policies.

         Y. Meeting with the independent accountant and management in separate executive sessions to discuss any corporate governance matters that the Audit Committee or any of these groups believe should be discussed privately with the Audit Committee.

         Z. Directing special investigations into significant matters brought to the Committee's attention within the scope of its authority.

         AA. Reviewing the Audit Committee Charter on at least an annual basis for adequacy.

The Audit Committee shall have unrestricted access to Company personnel and documents and will be given the resources necessary to operate under this charter. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the scope of this charter.

V.       ACTIONS OF THE AUDIT COMMITTEE

A majority of the Audit Committee shall constitute a quorum, and the action of a majority of the members of the Audit Committee present at any meeting at which a quorum is present, or acts unanimously adopted in writing without the holding of a meeting, shall be the acts of the Audit Committee.

VI.      RULES AND REGULATIONS

The Audit Committee may establish and adopt for itself any rules and regulations it deems appropriate.

VII.     LIMITATION OF AUDIT COMMITTEE'S ROLE

Although the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations, which is the responsibility of management and the independent auditor.


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